AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 29, 2000

                                                            File No. 811-7824
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549




                                   FORM N-1A

                            REGISTRATION STATEMENT

                                     UNDER

                      THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO.   8
                                             ---

                             INCOME MANAGERS TRUST
                             ---------------------
            (Exact Name of the Registrant as Specified in Charter)

                               605 Third Avenue
                         New York, New York 10158-0180
                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, Including Area Code:  (212) 476-8800

                          Peter E. Sundman, President
                             Income Managers Trust
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                            Washington, DC 20036-1800
                   (Names and Addresses of Agents for Service)

                               EXPLANATORY NOTE


      This Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                                    PART A


      Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 30 to the Registration Statement of Neuberger Berman Income Funds ("Income Funds") (1940 Act File No. 2-85229), as filed with the Securities and Exchange Commission ("SEC") on February 28, 2000 ("Spoke Registration Statement") and Post-Effective No. 29 to the Income Funds Registration Statement (1940 Act File No. 2-85229), as filed with the SEC on February 15, 2000 ("Institutional Cash Registration Statement"). Part A of the Spoke Registration Statement ("Spoke's Part A") includes the joint prospectus of Neuberger Berman GOVERNMENT MONEY Fund, Neuberger Berman CASH RESERVES, Neuberger Berman LIMITED MATURITY BOND Fund, Neuberger Berman MUNICIPAL MONEY Fund, Neuberger Berman HIGH YIELD BOND Fund, and Neuberger Berman MUNICIPAL SECURITIES Trust. Part A of the Institutional Cash Registration Statement ("Institutional Cash's Part A") includes the prospectus of Neuberger Berman INSTITUTIONAL CASH Fund. Each series of Income Funds invests in a master fund that is a series of Income Managers Trust.

ITEM 4.  INVESTMENT  OBJECTIVES,  PRINCIPAL  INVESTMENT  STRATEGIES  AND RELATED
RISKS.
--------------------------------------------------------------------------------

      Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, Neuberger Berman LIMITED MATURITY BOND Portfolio, Neuberger Berman MUNICIPAL MONEY Portfolio, Neuberger Berman HIGH YIELD BOND Portfolio, Neuberger Berman MUNICIPAL SECURITIES Portfolio, and Neuberger Berman INSTITUTIONAL MONEY MARKET Portfolio (each a "Portfolio") are each a series of Income Managers Trust ("Trust"), a diversified, no-load, open-end management investment company. Information on each Portfolio's investment objective, how each Portfolio intends to achieve its investment objectives, the kinds of securities in which each Portfolio principally invests, other investment practices of each Portfolio, and risk factors associated with investments in each Portfolio is incorporated herein by reference from the section(s) entitled "Goal & Strategy," "Main Risks" and the sidebar "Other Risks" in the Spoke's Part A at pages 3-4 (Neuberger Berman CASH RESERVES Portfolio), pages 9-10 (Neuberger Berman GOVERNMENT MONEY Portfolio), pages 15-16 (Neuberger Berman HIGH YIELD BOND Portfolio), pages 21-22 (Neuberger Berman LIMITED MATURITY BOND Portfolio), pages 27-28 (Neuberger Berman MUNICIPAL MONEY Portfolio), and pages 33-34 (Neuberger Berman MUNICIPAL SECURITIES Portfolio), and in Institutional Cash's Part A on pages 3-4 (Neuberger Berman INSTITUTIONAL MONEY MARKET Portfolio), and the "Conversion to the Euro" sidebar in the Spoke's Part A at page 45. Additional investment techniques, features, and limitations concerning each Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
-------  -----------------------------------------------

      Neuberger  Berman  Management  Inc.  ("NB   Management")   serves  as  the
investment manager and Neuberger Berman, LLC serves as the sub-adviser of each Portfolio.

      The following list identifies the specific sections and subsections of the Spoke's and Institutional Cash's Part A under which the information required by
Item 6 of Form N-1A may be found; each listed section is incorporated herein by reference.

================================================================================
Item 6(a)(1) SPOKE'S  PART  A:  Page 1,  "Fund  Management"  sidebar;  "Investor
             Expenses: Management" sidebar (pages 6, 12, 18, 24, 30, and 36); Back Cover Page: Obtaining Information
             INSTITUTIONAL CASH'S PART A: Page 1, "Fund Management" sidebar; Page 5, "Investor Expenses: Management" sidebar; Back Cover
             Page:  Obtaining Information
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Item 6(a)(2) SPOKE'S PART A: Investor  Expenses:  Management  sidebar  (pages 6,
             12, 18, 24, 30, and 36)
             INSTITUTIONAL   CASH'S   PART  A:   Page  5,   Investor   Expenses:
             Management sidebar

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Item 6(a)(3) Not applicable.
================================================================================



      Each investor in a Portfolio will be liable for all obligations of that Portfolio. However, the risk of an investor in a Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


      Investments in a Portfolio may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Portfolio or, with approval of the Trustees, of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. Each Portfolio's NAV is determined each day the New York Stock Exchange ("NYSE") is open for trading ("Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: (1) as of 12:00 noon, Eastern time, in the case of Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, and Neuberger Berman MUNICIPAL MONEY Portfolio; and (2) as of the close of regular trading on the NYSE, usually 4:00 p.m., Eastern time, in the case of each other Portfolio (each a "Valuation Time").

      ITEM 7.  SHAREHOLDER INFORMATION.
      ---------------------------------

      Information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "Your Investment:
Share Prices" and the sidebar `Share Price Calculations' in the Spoke's and Institutional Cash's Part A at page 38 and page 6, respectively.

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in a Portfolio must be made in federal funds (I.E., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

      At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Portfolio as of the Valuation Time on the following Business Day.

      A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in that Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Portfolio.

      Under the current method of each Portfolio's operations, each Portfolio is not subject to any U.S. federal income tax. However, each domestic investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended

("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. NB Management intends to continue to manage each Portfolio's assets and income in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

      An investor in a Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

      The Portfolios reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Portfolio as a group, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

      Investments in the Portfolios may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

      The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.
-----------------------------------

      All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The Portfolios have no Rule 12b-1 plan.

      Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section entitled "Maintaining Your Account - Fund Structure" in the Spoke's and Institutional Cash's Part A at page 44 and page 12, respectively. .

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint Statement of Additional Information ("SAI") of Neuberger Berman GOVERNMENT MONEY Fund, Neuberger Berman CASH RESERVES, Neuberger Berman LIMITED MATURITY BOND Fund, and Neuberger Berman HIGH YIELD Bond Fund ("Income Funds Part B") and the joint Statement of Additional Information of Neuberger Berman MUNICIPAL MONEY Fund and Neuberger Berman MUNICIPAL SECURITIES Trust ("Municipal Funds Part B"). Part B of the Institutional Cash Registration Statement includes the Statement of Additional Information of Neuberger Berman INSTITUTIONAL CASH Fund ("Institutional Cash Part B").


ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.
-------------------------------------------

      Information regarding Income Managers Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, each at pages 1-2.

TABLE OF CONTENTS                                                         PAGE
-----------------                                                         ----

FUND HISTORY.................................................................1
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS........................2
MANAGEMENT OF THE TRUST......................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..........................3
INVESTMENT MANAGEMENT AND OTHER SERVICES.....................................4
BROKERAGE ALLOCATION AND OTHER PRACTICES.....................................5
CAPITAL STOCK AND OTHER SECURITIES...........................................5
PURCHASE, REDEMPTION AND PRICING OF SECURITIES...............................6
TAX STATUS...................................................................7
UNDERWRITERS.................................................................7
CALCULATION OF PERFORMANCE DATA..............................................7
FINANCIAL STATEMENTS.........................................................7


ITEM 12.  FUND HISTORY.
-----------------------

      Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, Neuberger Berman LIMITED MATURITY BOND Portfolio, Neuberger Berman HIGH YIELD BOND Portfolio, Neuberger Berman MUNICIPAL MONEY Portfolio, Neuberger Berman MUNICIPAL SECURITIES Portfolio, and Neuberger Berman INSTITUTIONAL MONEY MARKET Portfolio (each a "Portfolio") are each a series of the Trust, which is a diversified, no-load, open-end management investment company that was organized as a trust under the laws of the State of New York pursuant to a Declaration of Trust dated December 1, 1992.

      The Trust added the words "Neuberger & Berman" to the name of each Portfolio (except Neuberger Berman INSTITUTIONAL MONEY MARKET Portfolio) on November 17, 1995. Prior to November 9, 1998, the term "Neuberger Berman" in each Portfolio's name was "Neuberger & Berman."

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.
----------------------------------------------------------------

      The Trust is a diversified, no-load, open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Portfolios. This section supplements the discussion in Part A of the investment strategies and risks of the Portfolios.

      Further information on each Portfolio's investment strategies and risks and fundamental and non-fundamental policies and/or investment limitations, temporary defensive positions and portfolio turnover, as well as other information on each Portfolio's investment program, is incorporated herein by reference from the section entitled "Investment Information" in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, respectively (in particular, the introduction thereto and the subsections entitled "Investment Policies and Limitations" at pages 1-6, pages 1-4 and pages 1-3, respectively; "Temporary Defensive Position" at page 6, page 5 and page 4, respectively; and "Investment Insight" at pages 8-11, pages 5-6 and page 4, respectively). "Additional Investment Information" at pages 9-35, pages 14-21 and pages 4-14, "Certain Risk Considerations" at page 35, pages 22-23 and page 14, and "Portfolio Transactions Portfolio Turnover" at pages 61-62, pages 49-50 and page 32 in the Income Funds Part B, the Municipal Funds Part B, and Institutional Cash Part B, respectively, are also incorporated herein by reference. "Investment in Taxable Securities" at pages 10-14 in the Municipal Funds Part B is also incorporated herein by reference.


ITEM 13.  MANAGEMENT OF THE TRUST.
----------------------------------

      TRUSTEES AND OFFICERS
      ---------------------

      Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other Neuberger Berman Funds(Registered), is incorporated herein by reference from the section entitled "Trustees and Officers" in the Income Funds Part B at pages 40-44.

      The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the Neuberger Berman Funds has any retirement plan for its trustees or officers.

                              TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 10/31/99
                         ------------------------------


                               Aggregate        Total Compensation from
                               Compensation     Investment Companies in the
Name and Position With the     From the         Neuberger Berman Fund Complex
Trust                          Trust            Paid to Trustees
--------------------------     -------------    -----------------------------

John Cannon                        $26,750                 $52,000
Trustee                                         (2 other investment companies)

Stanley Egener*                       $0                      $0
Chairman of the Board, Chief                         (10 other investment
Executive Officer, and Trustee                            companies)

Theodore P. Giuliano                  $0                      $0
President and Trustee                           (2 other investment companies)

Barry Hirsch                       $24,625                 $49,250
Trustee                                         (2 other investment companies)

Robert A. Kavesh                   $26,375                 $51,250
Trustee                                         (2 other investment companies)

William E. Rulon                   $23,875                 $47,750
Trustee                                         (2 other investment companies)

Candace L. Straight                $26,875                 $51,500
Trustee                                         (2 other investment companies)


       * Mr. Egener retired from these positions on December 16, 1999.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.
--------------------------------------------------------------

      As of February 24, 2000, each Portfolio could be deemed to be under the control of a corresponding series of Neuberger Berman Income Funds ("Income Funds"). Specifically, as of that date, (1) Neuberger Berman Limited Maturity Bond Fund owned 84.20% of the value of the outstanding interests in Neuberger Berman LIMITED MATURITY BOND Portfolio, (2) Neuberger Berman Cash Reserves owned 100% of the value of the outstanding interests in Neuberger Berman CASH RESERVES Portfolio, (3) Neuberger Berman High Yield Bond Fund owned 100% of the value of the outstanding interests in Neuberger Berman HIGH YIELD BOND Portfolio, (4) Neuberger Berman Government Money Fund owned 100% of the value of the outstanding interests in Neuberger Berman GOVERNMENT MONEY Portfolio, (5) Neuberger Berman Municipal Money Fund owned 100% of the value of the outstanding interests in Neuberger Berman MUNICIPAL MONEY Portfolio, and (6) Neuberger Berman Municipal Securities Trust owned 100% of the value of the outstanding interests in Neuberger Berman MUNICIPAL SECURITIES Portfolio.

      As of February 24, 2000, Neuberger Berman Limited Maturity Bond Trust, a series of Neuberger Berman Income Trust ("Income Trust"), owned 15.80% of the outstanding interests in Neuberger Berman LIMITED MATURITY BOND Portfolio.

      So long as a Fund owns more than 50% of the value of the outstanding interests in its corresponding Portfolio, such Fund could theoretically require that Portfolio to take certain actions without the approval of any other registered investment company that invests in the Portfolio. However, the power of a Fund to control such action generally will depend on the vote of the Fund's shareholders.

      Income Funds and Income Trust have informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice. Income Funds and Income Trust are business trusts organized under the laws of Delaware.

      The address of each of the above-described control persons is 605 Third Avenue, 2nd Floor, New York, New York 10158-0180.

ITEM 15.  INVESTMENT MANAGEMENT AND OTHER SERVICES.
---------------------------------------------------

      Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 44-50, pages 32-38 and pages 21-26, "Trustees and Officers" at pages 40-44, pages 28-32 and pages 17-20, "Custodian and Transfer Agent" at page 65, page 53 and page 35, "Independent Auditors" at page 65, page 53 and page 35, and "Legal Counsel" at page 65, page 53 and page 35 in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, respectively. The following list identifies the specific sections and subsections in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B under which the information required by Item 15 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A               INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                SECTION OF SPOKE'S AND INSTITUTIONAL CASH'S PART B
--------                --------------------------------------------------

Item 15(a)          Investment    Management   and   Administration    Services;
                    Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 15(b)          Not applicable

Item 15(c)          Not applicable

Item 15(d)          Not applicable

Item 15(e)          Not applicable

Item 15(f)          Not applicable

Item 15(g)          Not applicable

Item 15(h)          Investment    Management   and   Administration    Services;
                    Custodian and Transfer Agent; Independent Auditors


      For the fiscal years ended October 31, 1997, 1998 and 1999, the total dollar amounts that LIMITED MATURITY BOND Portfolio paid to its investment adviser under its investment advisory contract were $696,653, $833,327, and $792,120, respectively.

      The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
---------------------------------------------------

      A description of each Portfolio's brokerage allocation and other practices, and information regarding shares held by a portfolio in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 61-62, pages 49-50 and page 32 in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, respectively.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.
---------------------------------------------

      The Trust issues shares of beneficial interest. Investments in the Portfolios have no preemptive or conversion rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing signed by a specified number of investors.

      Each investor in a Portfolio is entitled to vote in proportion to the amount of its investment therein. Investors in a Portfolio and other series of the Trust will have the opportunity to vote on certain matters affecting the entire Trust (E.G., election of the Trustees and ratification of the selection of auditors, to the extent required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or a Portfolio).

      The Trust, with respect to a Portfolio, may enter into a merger or consolidation or sell all or substantially all of its assets, if approved by the lesser of (1) 67% of the total units of beneficial interest of the Portfolio present or represented at a meeting at which more than 50% of the outstanding units of beneficial interest of the Portfolio are present or represented by proxy or (2) a majority of the outstanding units of beneficial interest of the Portfolio. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of at least two-thirds of its investors at a meeting, or by a written instrument signed by a majority of the Trustees and consented to by at least two-thirds of the Portfolio's investors, or (2) by the Trustees on written notice to the Portfolio's investors.

      The Trust is organized as a trust under the laws of the State of New York. Investors in a Portfolio will be held personally liable for the Portfolio's obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust provides that, subject to the provisions of the 1940 Act, the Trust may maintain insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolios, investors, Trustees, officers, employees, and agents in such amount as the Trustees deem adequate to cover possible tort and other liabilities. Thus, the risk of an investor incurring financial loss beyond the amount of its investment on account of such liability is limited to circumstances in which a Portfolio had inadequate insurance and was unable to meet its obligations out of its assets.

      The Declaration of Trust further provides that obligations of a Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act. The Declaration of Trust, however, does not protect a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties.

      Upon liquidation or dissolution of a Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors. See Part A, Item 6 for information about restrictions on transferability of shares.


ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
---------------------------------------------------------

      Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7 in Part A.

      Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by Neuberger Berman GOVERNMENT MONEY Portfolio, Neuberger Berman CASH RESERVES Portfolio, Neuberger Berman MUNICIPAL MONEY Portfolio, and Neuberger Berman INSTITUTIONAL MONEY MARKET Portfolio is
incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 61, page 49 and pages 31-32 in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, respectively.

      Futures Contracts are marked to market daily, and options thereon are valued at their latest sale price on the applicable exchange prior to pricing. If, for any such option, there is no sale on that day prior to pricing, it is valued at its bid price at that time; except that, if NB Management believes that bid price does not accurately reflect the option's value at the time of pricing, it is valued at fair value, as determined in accordance with procedures approved by the Trustees. All other securities and assets, including illiquid securities, are valued in good faith in a manner designed to reflect their fair value, in accordance with procedures approved by the Trustees.

ITEM 19.  TAX STATUS.
---------------------

      Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information - Taxation of the Portfolio(s)" at pages 56-60, pages 45-48 and pages 29-31 in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B, respectively, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS.
----------------------

      NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

      Not applicable.


ITEM 22.  FINANCIAL STATEMENTS.
-------------------------------

      Audited financial statements for each Portfolio for the fiscal year ended October 31, 1999, and the reports of Ernst & Young LLP, independent auditors, with respect to such financial statements are incorporated by reference from the Annual Reports to Shareholders of Neuberger Berman Income Funds for the period ended October 31, 1999, File Nos. 2-85229 and 811-3802 (Filed with the SEC on December 29, 1999).

                                                            Appendix A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Securities" in the Income Funds Part B, Municipal Funds Part B and Institutional Cash Part B.

                              INCOME MANAGERS TRUST

                                     PART C

                                OTHER INFORMATION

      Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.


Item 23.  Exhibits.
------------------

            Exhibit
            Number                Description
            -------               -----------

            (a)         (1)   Declaration  of Trust of  Income  Managers  Trust.
                              Incorporated  by Reference  to Amendment  No. 4 to
                              Registrant's   Registration  Statement,  File  No.
                              811-7824 (Filed February 29, 1996).

                        (2) Schedule A - Current Series of Income Managers Trust. Filed Herewith.

            (b) By-Laws of Income Managers Trust. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824 (Filed February 29, 1996).


            (c)         (1)   Declaration  of Trust of  Income  Managers  Trust,
                              Articles  V-IX.   Incorporated   by  Reference  to
                              Amendment  No.  4  to  Registrant's   Registration
                              Statement,  File No.  811-7824 (Filed February 29,
                              1996).

                        (2) By-laws of Income Managers Trust Articles V, VI and VIII. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824 (Filed February 29, 1996).

            (d)         (1)   (i)   Management Agreement Between Income Managers
                                    Trust and Neuberger  Berman  Management Inc.
                                    Incorporated by Reference to  Post-Effective
                                    Amendment No. 21 to Registration Statement of Neuberger Berman Income Funds, File Nos.
                                    2-85229 and  811-3802  (Filed  February  23,
                                    1996).

                              (ii) Schedule A - Portfolios of Income Managers Trust Currently Subject to the Management Agreement. Incorporated by Reference to
                                    Post-Effective    Amendment    No.   30   to
                                    Registration  Statement of Neuberger  Berman
                                    Income Funds, File Nos. 2-85229 and 811-3802
                                    (Filed February 28, 2000).

                              (iii) Schedule B - Schedule of Compensation  under
                                    the Management  Agreement.  Incorporated  by
                                    Reference to Post-Effective Amendment No. 30
                                    to   Registration   Statement  of  Neuberger
                                    Berman Income Funds, File Nos. 2-85229 and
                                    811-3802 (Filed February 28, 2000).

                        (2)   (i)   Sub-Advisory   Agreement  Between  Neuberger
                                    Berman Management Inc. and Neuberger Berman,
                                    L.P. with Respect to Income  Managers Trust.
                                    Incorporated by Reference to  Post-Effective
                                    Amendment No. 21 to Registration Statement of Neuberger Berman Income Funds, File Nos.
                                    2-85229 and  811-3802  (Filed  February  23,
                                    1996).

                              (ii) Schedule A - Portfolios of Income Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to
                                    Post-Effective    Amendment    No.   30   to
                                    Registration  Statement of Neuberger  Berman
                                    Income Funds, File Nos. 2-85229 and 811-3802
                                    (Filed February 28, 2000).

                              (iii) Substitution   Agreement   among   Neuberger
                                    Berman   Management  Inc.,  Income  Managers
                                    Trust,  Neuberger Berman, L.P. and Neuberger
                                    Berman,  LLC.  Incorporated  by reference to
                                    Post-Effective    Amendment    No.    5   to
                                    Registrant's  Registration  Statement,  File
                                    No. 811-7824 (Filed February 28, 1997).

            (e)         Distribution Agreement.  None.

            (f)         Bonus, Profit Sharing or Pension Plans.  None.

            (g)         (1)   Custodian  Contract  Between Income Managers Trust
                              and  State   Street   Bank  and   Trust   Company.
                              Incorporated  by Reference  to Amendment  No. 4 to
                              Registrant's   Registration  Statement,  File  No.
                              811-7824 (Filed February 29, 1996).

                        (2) Schedule of Compensation under the Custodian Contract. Incorporated by Reference to Post-Effective amendment No. 5 to Registrant's Registration Statement, File Nos. 811-7824 (Filed February 28, 1997).

            (h) Transfer Agency and Service Agreement Between Income Managers Trust and State Street Bank and Trust Company. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement, File No. 811-7824 (Filed February 28, 1997).

            (i)         Opinion  and  Consent  of   Kirkpatrick  &  Lockhart  on
                        Securities Matters. None.

            (j)         Opinions, Appraisals, Rulings and Consents:  None.

            (k)         Financial Statements Omitted from Prospectus.  None.

            (l)         Letter of Investment Intent.  None.

            (m)         Plan pursuant to Rule 12b-1.  None.

            (n)         Plan pursuant to Rule 18f-3.  None.

Item 24.  Persons Controlled By or Under Common Control with Registrant.
-----------------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.


Item 25.  Indemnification.

      A New York trust may provide in its governing instrument for indemnification of its officers and trustees from and against all claims and demands whatsoever. Article V, Section 5.4 of the Declaration of Trust provides that the Registrant shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940, as amended (the "1940 Act")), each trustee, officer, employee, agent or independent contractor (except in the case of an agent or independent contractor to the extent expressly provided by written contract) of the Registrant (including any individual, corporation, partnership, trust, association, joint venture or other entities, whether or not legal entities, and governments and agencies and political subdivision thereof ("Person"), who serves at the Registrant's request as a director, officer or trustee of another organization in which the Registrant has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a trustee, officer, employee, agent or independent contractor, except with respect to any matter as to which such Person shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office: (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the trustees; or (iii) by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry). The rights accruing to any Person under these provisions shall not exclude any other right to which such Person may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted in the Registrant's Declaration of Trust or to which such Person may be otherwise entitled except out of the Trust Property (as defined in the Declaration of Trust). The rights of indemnification provided herein may be insured against by policies maintained by the Registrant. The trustees may make advance payments in connection with this indemnification, provided that the indemnified Person shall have given a written undertaking to reimburse the Registrant in the event it is subsequently determined that such Person is not entitled to such indemnification, and provided further that either: (i) such Person shall have provided appropriate security for such undertaking; or (ii) the Registrant is insured against losses arising out of any such advance payments; or (iii) either a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of the Registrant nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Person will not be disqualified from indemnification.

      Pursuant to Article V Section 5.1 of the Registrant's Declaration of Trust, each holder of an interest in a series of the Registrant shall be jointly and severally liable with every other holder of an interest in that series (with rights of contribution inter se in proportion to their respective interests in the series) for the liabilities and obligations of that series (and of no other series) in the event that the Registrant fails to satisfy such liabilities and obligations from the assets of that series; provided, however, that, to the extent assets of that series are available, the Registrant shall indemnify and hold each holder harmless from and against any claim or liability to which such holder may become subject by reason of being or having been a holder of an interest in that series to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other holders of interests in that series, is greater than such holder's interest (proportionate share), and shall reimburse such holder for all legal and other expenses reasonably incurred by such holder in connection with any such claim or liability. The rights accruing to a holder under the Registrant's Declaration of Trust shall not exclude any other right to which such holder may be lawfully entitled, nor shall anything contained herein restrict the right of the Registrant to indemnify or reimburse a holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each holder of an interest in a series shall remain jointly and severally liable to the creditors of that series as a legal matter. The liabilities of a particular series and the right to indemnification granted hereunder to holders of interests in such series shall not be enforceable against any other series or holders of interests in any other series.

      Section 9 of the Management Agreement between the Registrant and Neuberger Berman Management Inc. ("NB Management") provides that neither NB Management nor any director, officer or employee of NB Management performing services for the series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the agreement relates; provided, that nothing in the agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of NB Management's duties, or by reason of NB Management's reckless disregard of its obligations and duties under the agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 1 of the Sub-Advisory Agreement between the Registrant and Neuberger Berman, L.L.C. ("Sub-Adviser") provides that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the agreement, the Sub-Adviser will not be subject to liability for any act or omission or any loss suffered by any series of the Registrant or its security holders in connection with the matters to which the agreement relates.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


Item 26.    Business and Other Connections of Investment Manager and Sub-Adviser
--------------------------------------------------------------------------------

      There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management and each principal of Neuberger Berman is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

NAME                            BUSINESS AND OTHER CONNECTIONS
----                            ------------------------------

Philip Ambrosio                 Senior Vice President and Chief Financial
Senior Vice President           Officer, Neuberger Berman Inc.
and Chief Financial
Officer, Neuberger Berman

Thomas J. Brophy                Vice President and Portfolio Manager, Columbus
Vice President,                 Circle Investors.1
NB Management

Barbara DiGiorgio               Assistant Treasurer, Neuberger Berman Advisers
Assistant Vice President,       Management Trust; Assistant Treasurer, Advisers
NB Management                   Managers Trust; Assistant Treasurer, Neuberger
                                Berman Income Funds; Assistant Treasurer,
                                Neuberger Berman Income Trust; Assistant
                                Treasurer, Neuberger Berman Equity Funds;
                                Assistant Treasurer, Neuberger Berman Equity
                                Trust; Assistant Treasurer, Income Managers
                                Trust; Assistant Treasurer, Equity Managers
                                Trust; Assistant Treasurer, Global Managers
                                Trust; Assistant Treasurer, Neuberger Berman
                                Equity Assets; Assistant Treasurer, Neuberger
                                Berman Equity Series.

Robert S. Franklin              Vice President, High Yield Fixed Income Analyst,
Vice President,                 Prudential Insurance Company.2
NB Management

Theodore P. Giuliano            President and Trustee, Neuberger Berman Income
Vice President and Director,    Funds; President and Trustee, Neuberger Berman
NB Management; Managing         Income Trust; President and Trustee, Income
Director, Neuberger Berman      Managers Trust.



Michael M. Kassen               Executive Vice President, Chief Investment
Executive Vice President,       Officer and Director, Neuberger Berman Inc.
Neuberger Berman

Kelly M. Landron                Assistant Portfolio Manager/Analyst, Neuberger
Vice President, NB              Berman.3
Management

Jeffrey B. Lane                 President, Chief Executive Officer and Director
President and Chief Executive   of Neuberger Berman, Inc.
Officer, Neuberger Berman

Michael F. Malouf               Portfolio Manager, Dresdner RCM Global
Vice President                  Investors.4
NB Management


-------------------------
1 Until 1998.
2 Until 1998.
3 Until 1998.
4 Until 1998.

NAME                            BUSINESS AND OTHER CONNECTIONS
----                            ------------------------------

Robert Matza                    Executive Vice President, Chief Administrative
Executive Vice President and    Officer and Director, Neuberger Berman, Inc.
Chief Administrative Officer,
Neuberger Berman

S. Basu Mullick                 Portfolio Manager, Ark Asset Management.5
Vice President,
NB Management

C. Carl Randolph                Secretary and General Counsel, Neuberger Berman,
Senior Vice President, General  Inc. Assistant Secretary, Neuberger Berman
Counsel and Secretary,          Advisers Management Trust; Assistant Secretary,
Neuberger Berman                Advisers Managers Trust; Assistant Secretary,
                                Neuberger Berman Income Funds; Assistant
                                Secretary, Neuberger Berman Income Trust;
                                Assistant Secretary, Neuberger Berman Equity
                                Funds; Assistant Secretary, Neuberger Berman
                                Equity Trust; Assistant Secretary, Income
                                Managers Trust; Assistant Secretary, Equity
                                Managers Trust; Assistant Secretary, Global
                                Managers Trust; Assistant Secretary, Neuberger
                                Berman Equity Assets; Assistant Secretary,
                                Neuberger Berman Equity Series.

Richard Russell                 Treasurer, Neuberger Berman Advisers Management
Vice President,                 Trust; Treasurer, Advisers Managers Trust;
NB Management                   Treasurer, Neuberger Berman Income Funds;
                                Treasurer, Neuberger Berman Income Trust;
                                Treasurer, Neuberger Berman Equity Funds;
                                Treasurer, Neuberger Berman Equity Trust;
                                Treasurer, Income Managers Trust; Treasurer,
                                Equity Managers Trust; Treasurer, Global
                                Managers Trust; Treasurer, Neuberger Berman
                                Equity Assets; Treasurer, Neuberger Berman
                                Equity Series.

Heidi L. Schneider              Executive Vice President and Director, Neuberger
Executive Vice President,       Berman, Inc.
Neuberger Berman

Benjamin E. Segal               Assistant Portfolio Manager, GT Global
Vice President, NB              Investment Management.6
Management, Managing
Director, Neuberger Berman


-------------------------
5 Until 1998.
6 Until 1998.

NAME                            BUSINESS AND OTHER CONNECTIONS
----                            ------------------------------

Daniel J. Sullivan              Vice President, Neuberger Berman Advisers
Senior Vice President,          Management Trust; Vice President, Advisers
NB Management                   Managers Trust; Vice President, Neuberger Berman
                                Income Funds; Vice President, Neuberger Berman
                                Income Trust; Vice President, Neuberger Berman
                                Equity Funds; Vice President, Neuberger Berman
                                Equity Trust; Vice President, Income Managers
                                Trust; Vice President, Equity Managers Trust;
                                Vice President, Global Managers Trust; Vice
                                President, Neuberger Berman Equity Assets; Vice
                                President, Neuberger Berman Equity Series.

Peter E. Sundman                Executive Vice President and Director, Neuberger
President, NB Management;       Berman Inc.; President and Chief Executive
Executive Vice President,       Officer, Income Managers Trust; President and
Neuberger Berman                Chief Executive Officer, Neuberger Berman Income
                                Funds; President and Chief Executive Officer
                                Neuberger Berman Income Trust.

Catherine Waterworth            Managing Director, TCW Group, Inc.7
Vice President,
NB Management

Michael J. Weiner               Vice President, Neuberger Berman Advisers
Senior Vice President,          Management Trust; Vice President, Advisers
NB Management; Senior Vice      Managers Trust; Vice President, Neuberger Berman
President, Neuberger Berman     Income Funds; Vice President, Neuberger Berman
                                Income Trust; Vice President, Neuberger Berman
                                Equity Funds; Vice President, Neuberger Berman
                                Equity Trust; Vice President, Income Managers
                                Trust; Vice President, Equity Managers Trust;
                                Vice President, Global Managers Trust; Vice
                                President, Neuberger Berman Equity Assets; Vice
                                President, Neuberger Berman Equity Series.


-------------------------
7 Until 1998.

NAME                            BUSINESS AND OTHER CONNECTIONS
----                            ------------------------------

Allan R. White, III             Portfolio Manager, Salomon Asset
Vice President, NB              Management.8
Management; Managing
Director, Neuberger Berman

Celeste Wischerth,              Assistant Treasurer, Neuberger Berman Advisers
 NB Management                  Management Trust; Assistant Treasurer, Advisers
                                Managers Trust; Assistant Treasurer, Neuberger
                                Berman Income Funds; Assistant Treasurer,
                                Neuberger Berman Income Trust; Assistant
                                Treasurer, Neuberger Berman Equity Funds;
                                Assistant Treasurer, Neuberger Berman Equity
                                Trust; Assistant Treasurer, Income Managers
                                Trust; Assistant Treasurer, Equity Managers
                                Trust; Assistant Treasurer, Global Managers
                                Trust; Assistant Treasurer, Neuberger Berman
                                Equity Assets; Assistant Treasurer, Neuberger
                                Berman Equity Series.


      The principal address of NB Management, Neuberger Berman, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.



Item 27.  Principal Underwriters
--------------------------------

      (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

            Neuberger Berman Advisers Management Trust
            Neuberger Berman Equity Assets
            Neuberger Berman Equity Funds
            Neuberger Berman Equity Series
            Neuberger Berman Equity Trust
            Neuberger Berman Income Funds
            Neuberger Berman Income Trust

            NB Management is also the investment manager to the master funds in which the above-named investment companies invest.

      (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.


-------------------------
8 Until 1998.

    NAME                            POSITIONS AND OFFICES           POSITIONS AND OFFICES
    ----                            WITH UNDERWRITER                WITH REGISTRANT
                                    ---------------------           ---------------------
    Thomas J. Brophy                Vice President                  None

    Richard A. Cantor               Chairman of the Board           None

    Valerie Chang                   Vice President                  None

    Brooke A. Cobb                  Vice President                  None

    Robert Conti                    Treasurer                       None

    Robert W. D'Alelio              Vice President                  None

    Clara Del Villar                Vice President                  None

    Barbara DiGiorgio               Assistant Vice President        Assistant Treasurer

    Robert S. Franklin              Vice President                  None

    Robert I. Gendelman             Vice President                  None

    Theodore P. Giuliano            Vice President and Director     Chairman of the Board and
                                                                    Trustee

    Michael M. Kassen               Vice President and Director     None

    Kelly M. Landron                Vice President                  None

    Robert L. Ladd                  Vice President                  None

    Josephine Mahaney               Vice President                  None

    Michael F. Malouf               Vice President                  None

    Ellen Metzger                   Secretary                       None

    S. Basu Mullick                 Vice President                  None

    Janet W. Prindle                Vice President                  None

    Kevin L. Risen                  Vice President                  None

    Ingrid Saukaitis                Vice President                  None

    Benjamin Segal                  Vice President                  None

    Jennifer K. Silver              Vice President                  None

    Kent C. Simons                  Vice President                  None

    Daniel J. Sullivan              Senior Vice President           Vice President

    Peter E. Sundman                President                       President and Chief
                                                                    Executive Officer

    Judith M. Vale                  Vice President                  None

    Josephine Velez                 Vice President                  None

    Catherine Waterworth            Vice President                  None

    Michael J. Weiner               Senior Vice President           Vice President and
                                                                    Principal Financial Officer




    NAME                            POSITIONS AND OFFICES           POSITIONS AND OFFICES
    ----                            WITH UNDERWRITER                WITH REGISTRANT
                                    ---------------------           ---------------------

    Allan R. White, III             Vice President                  None


      (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.


Item 28.  Location of Accounts and Records
------------------------------------------

      All  accounts,  books and other  documents  required to be  maintained  by
Section 31(a) of the 1940 Act and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Declaration of Trust and By-laws, minutes of meetings of the Registrant's Trustees and investors and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

Item 29.  Management Services
-----------------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 32.  Undertakings
----------------------

      None.

                                  SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 8 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York and the State of New York on the 28th day of February, 2000.

                              INCOME MANAGERS TRUST



                              By: /s/ Peter E. Sundman
                                  -----------------------
                                    Peter E. Sundman
                                    President

                              INCOME MANAGERS TRUST
                       REGISTRATION STATEMENT ON FORM N-1A

                                INDEX TO EXHIBITS

            Exhibit
            Number                  Description
            -------                 -----------

            (a)         (1)   Declaration of Trust of Income Managers Trust.
                              Incorporated by Reference to Amendment No. 4 to
                              Registrant's Registration Statement, File No.
                              811-7824 (Filed February 29, 1996).

                        (2) Schedule A - Current Series of Income Managers Trust. Filed Herewith.

            (b) By-Laws of Income Managers Trust. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824 (Filed February 29, 1996).


            (c)         (1)   Declaration of Trust of Income Managers Trust,
                              Articles V-IX. Incorporated by Reference to
                              Amendment No. 4 to Registrant's Registration
                              Statement, File No. 811-7824 (Filed February 29,
                              1996).

                        (2) By-laws of Income Managers Trust Articles V, VI and VIII. Incorporated by Reference to Amendment No. 4 to Registrant's Registration Statement, File No. 811-7824 (Filed February 29, 1996).

            (d)         (1)   (i)   Management Agreement Between Income Managers
                                    Trust and Neuberger Berman Management Inc.
                                    Incorporated by Reference to Post-Effective
                                    Amendment No. 21 to Registration Statement of Neuberger Berman Income Funds, File Nos.
                                    2-85229 and 811-3802 (Filed February 23,
                                    1996).

                              (ii) Schedule A - Portfolios of Income Managers Trust Currently Subject to the Management Agreement. Incorporated by Reference to Post-Effective Amendment No. 30 to Registration Statement of Neuberger Berman Income Funds, File Nos. 2-85229 and 811-3802 (Filed February 28, 2000).

                              (iii) Schedule B - Schedule of Compensation under
                                    the Management Agreement. Incorporated by
                                    Reference to Post-Effective Amendment No. 30 to Registration Statement of Neuberger Berman Income Funds, File Nos. 2-85229 and 811-3802 (Filed February 28, 2000).

                        (2)   (i)   Sub-Advisory Agreement Between Neuberger
                                    Berman Management Inc. and Neuberger Berman,
                                    L.P. with Respect to Income Managers Trust.
                                    Incorporated by Reference to Post-Effective
                                    Amendment No. 21 to Registration Statement of Neuberger Berman Income Funds, File Nos.
                                    2-85229 and 811-3802 (Filed February 23,
                                    1996).

                              (ii) Schedule A - Portfolios of Income Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to Post-Effective Amendment No. 30 to Registration Statement of Neuberger Berman Income Funds, File Nos. 2-85229 and 811-3802 (Filed February 28, 2000).

                              (iii) Substitution Agreement among Neuberger
                                    Berman Management Inc., Income Managers
                                    Trust, Neuberger Berman, L.P. and Neuberger
                                    Berman, LLC. Incorporated by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement, File No. 811-7824 (Filed February 28, 1997).

            (e)         Distribution Agreement.  None.

            (f)         Bonus, Profit Sharing or Pension Plans.  None.

            (g)         (1)   Custodian Contract Between Income Managers Trust
                              and State Street Bank and Trust Company.
                              Incorporated by Reference to Amendment No. 4 to
                              Registrant's Registration Statement, File No.
                              811-7824 (Filed February 29, 1996).

                        (2) Schedule of Compensation under the Custodian Contract. Incorporated by Reference to Post-Effective amendment No. 5 to Registrant's Registration Statement, File Nos. 811-7824 (Filed February 28, 1997).

            (h) Transfer Agency and Service Agreement Between Income Managers Trust and State Street Bank and Trust Company. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement, File No. 811-7824 (Filed February 28, 1997).

            (i) Opinion and Consent of Kirkpatrick & Lockhart on Securities Matters. None.

            (j)         Opinions, Appraisals, Rulings and Consents:  None.

            (k)         Financial Statements Omitted from Prospectus.  None.

            (l)         Letter of Investment Intent.  None.

            (m)         Plan pursuant to Rule 12b-1.  None.

            (n)         Plan pursuant to Rule 18f-3.  None.